Exhibit 10.15



                          INVESTMENT BANKING AGREEMENT
                          ----------------------------

      AGREEMENT, made this 19th day of September 2001 by and between Safe Transportation Systems, Inc., having its principal place of business at 3871 Airport Way, Bellingham, WA 98226, hereinafter the "Company and Hornblower & Weeks Financial Corporation, having its principal place of business at 110 Wall Street, New York, NY 10005, hereinafter the "Consultant".

      WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the Company's business affairs on an exclusive basis, and the Consultant is willing to undertake to provide such services as hereinafter fully set forth:

                               W I T N E S S E T H

      NOW THEREFORE, the parties agree as follows:

      1. TERM: The three (3) months from the date hereof. This contract is binding on both parties.

      2. NATURE OF SERVICES: The Company hereby engages Consultant to render the services hereinafter described during the term hereof on an exclusive basis (it being understood and agreed that Consultant is free to render the same or similar services to any other entity selected by it).

           (a) attend meetings of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

           (b)  consult   with  the  Company   concerning   on-going   strategic
corporation planning and long term investment policies, including any revision of the Company's business plan;

           (c) render advice with respect to leasing/and or other financing arrangements;

           (d) assist in negotiation of contracts with suppliers and major customers when so required by the Company;

           (e) consult with and advise the Company with regards to potential mergers and acquisitions, whether the Company be the acquiring Company or the target of acquisition;

           (f) review press releases whenever appropriate to be made available to the press in general, customers, suppliers and selected NASD broker/dealers, financial institutions, and the Company's shareholders; and

           (g)  evaluate  the   Company's   managerial,   marketing   and  sales
requirements.

      3. RESPONSIBILITIES OF THE COMPANY: The Company shall provide the Consultant with all financials and business information about the Company as requested by the Consultant in a timely manner. In addition, executive officers



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and  directors  of the Company  shall make  themselves  available  for  personal consultations with the Consultant and/or third party designees, subject to reasonable prior notice, pursuant to the request of the Consultant.

      4. COMPENSATION: For corporate financial advisory services, due diligence and other services which will be provided to the Company from time to time over the course of our engagement, we mutually agree that the Consultant will be entitled to compensation and other consideration mutually understood, but understood, but not limited to the foregoing:

           (a) For business development, strategic planning and other consulting work to be accomplished not related to any public financing, the Company will pay a monthly fee of $5,000 (the "Monthly Fee"). The first three monthly fees will be due and payable upon the signing of this Agreement for a total of $15,000, provided the Company completes the entire $150,000 of its convertible debenture. In addition, all fees will then be paid out of escrow.

           (b) If at any time during the term of this Agreement and for a period of five years following the termination of this Agreement, the company merges with, acquires assets to any other property, or obtains any financing from any of the entities, affiliations or persons of the Consultant's, its employees or former employees, agents, representatives, advisors or consultants introduces to the Company, the Company will pay a finder's fee in cash equal to 5 % of the total gross proceedings of such transaction. If required by applicable law, or at the election of the Consultant, the finder's fee will be deemed to have earned by and be paid to a placement agent selected exclusively by the Consultant.

           (c) The Company hereby irrevocably agrees not to circumvent, avoid, bypass or obviate directly or indirectly, the intent of this Agreement, to avoid payment of fees, in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company in connection with any project, any loans or collateral or fundings, or any other transaction involving any products, transfers or services, or addition, renewal, extension, rollover, amendment, re-negotiation, new contracts parallel contracts, or third party assignments thereof.

      5. EXPENSES. The Company shall also reimburse the Consultant for actual out-of-pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant without the prior consent of the Company and in connection with the performance by the Consultant of its duties hereunder, the company shall also reimburse the Consultant for the costs of all travel and related expenses incurred by the Consultant in connection with the performance of its services hereunder, provided that all such costs and expenses have been authorized, in advance, by the Company. Expenses shall be due and payable when billed and after they have been incurred. The Consultant shall not expend more than $1,000 on nay expense item without the prior written approval of the Company.

      6. OTHER SERVICES AND COMPENSATION: The Consultant may, from time to time during the term hereof present to the Company potential merger or acquisition candidates. In the event the Company consummates a business combination with any


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such Company  presented by the Consultant  (whether the Company is the acquiring
Company or the target Company or survives or does not survive a merger), the Company will pay to the Consultant a fee in accordance with generally accepted industry standards (the Lehman Formula) or as may otherwise be agreed upon between the Consultant and the Company in advance. In the case of termination of this agreement or conclusion thereof, these terms and conditions will survive and be in full effect for no less than twenty four months from the termination or conclusion of this contract.

      7. INDEMNIFICATION: The Parties agree to indemnify and hold harmless each other and their affiliates and their respective officers, directors, employees, agents and controlling persons. (The Parties and each such other persons and entities being an "Indemnified Party" for purposes of this section) from and against any and all losses, claims, damages, and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by the parties of the Consultant of the services contemplated by this Agreement, and shall reimburse each indemnified party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such indemnified Party is a part thereto provided that the other party shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party and further provide that such Indemnified Party agrees to refund such reimbursed expenses if and to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then the other party shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportions as approximately reflects the relative benefits receive by, in fault of, the other party and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however, that nothing in this sentence shall be construed as altering or limiting in any way the effect of the provisions contained in the immediately preceding sentence.

      8. COMPLETE AGREEMENT: This Agreement contains the entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

      9.   COUNTERPARTS:   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be an original of which shall constitute but on Agreement.

      10. SURVIVAL: Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement which shall survive such termination


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in accordance with their terms.

      11. DISCLOSURE: Any financial advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant. All non-public information given to the Consultant by the Company will be treated by the Consultant as confidential information, and the Consultant agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant; (ii) was available to the Consultant prior to its disclosure to the Consultant by the Company, provided that such information is not known by the Consultant to be subject to another confidentiality agreement with another party; or (iii) becomes available to the Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

      12. NOTICE: Any or all notices, designations, consents, offers, acceptance or other communication provided for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown below unless notice of a change of address is furnished:

                   Hornblower & Weeks Financial Corporation
                   110 Wall Street
                   New York, New York 100005
                   Attention:  Eric Ellenhorn

      13. COMPENSATION  NOTIFICATION:  The Company agrees not to issue any class
of  stock,  option  or  warrant  without  prior  written   notification  to  the
Consultant.

      14. SEVERABILITY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      15. CHOICE OF VENUE: This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the state of New York, without reference to the principles of conflicts of law. Any and all conflicts or legal proceedings are agreed to be filed in the courts of the state of New York, sitting in New York County only, and in no other governing jurisdiction.

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      16. MISCELLANEOUS:


          a. Neither the Consultant nor its affiliates, or their respective officers, directors, employees, agents or controlling persons shall be liable, responsible or accountable in damages or otherwise to the Company or its affiliates, or their respective officers, directors, employees, agents or controlling persons for any act or omission performed or omitted by the Consultant with the respect to the services provided by it pursuant or otherwise relating to or arising out of this Agreement.

          b. All final decisions with respect to consultation advice, and services rendered by the Consultant to the Company shall rest exclusively with the Company, and Consultant shall not have any right or authority to bind the Company to any obligation or commitment.

          c. The parties hereby agree to submit any controversy or claim arising out of or relating too this Agreement to final and binding arbitration, administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and further agree that immediately after the filing of a claim as provided herein they shall in good faith attempt mediation in accordance with the AAA Commercial Mediation Rules; provided, however, that the proposed mediation shall not interfere with or in any way impede the progress of the arbitration. The parties also agree that (i) the AAA Optional Rules for Emergency Measures of Protection shall apply to any proceedings initiated hereunder, (ii) the arbitrator shall be authorized and empowered to grant any remedy or relief, which the arbitrator deems just and equitable in nature, including, but not limited to, specific performance, injunction, declaratory judgment and other forms of provisional relief in addition to a monetary award, (iii) the arbitrator may make other decisions including interim, interlocutory or partial findings, orders and awards to the full extent provided in Rule 45 of the Commercial Arbitration Rules, and (iv) the arbitrator shall be empowered and authorized to award attorneys' fees to the prevailing party in accordance with Rule 45(d).

          d. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof or the actual domiciles of the parties. Any arbitration or mediation inherited by the parties as provided herein shall be filed and maintained exclusively with the American Arbitration Association's offices located in New York City and the parties further agree that the provisions of paragraph 9, above, may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

          e. If the Consultant shall incur any expense (whether paid or not) in performing any acts which the Company is required to perform, or in instituting any action or proceeding based upon a default by the Company, or in defending, or in asserting a counterclaim in any action or proceeding brought by the Company, any and all expenses to the Consultant, including attorney's fees, costs and disbursements, shall be paid by the Company to the Consultant, on


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demand;  furthermore,  the expenses  incurred in  connection  with any action or proceeding instituted by the Consultant to enforce the provisions hereof shall also be recoverable by the Consultant.

AGREED AND ACCEPTED ON THE DATE ABOVE SET FORTH.

SAFE TRANSPORTATION SYSTEMS INC.              HORNBLOWER & WEEKS
                                              FINANCIAL CORPORATION



By:__________________________________         By:_______________________________
   Ian Pallet, Executive Vice President          Eric Ellenhorn, CEO